EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SS. 1350 AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Petrolia Energy Corporation (the “Company”) on Form 10-K for the period ending December 31, 2020 as filed with the Securities and Exchange Commission (the “Report”), Mark Allen, the Company’s Chief Executive Officer, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

May 13, 2022

/s/ Mark Allen
Mark Allen, Chief Executive Officer (Principal Executive Officer)